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                                 [LOGO] ASHLAND




                                  ASHLAND INC.

                                    BY-LAWS











                                           As Effective January 27, 1995

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                                   BY-LAWS
                                      OF
                                 ASHLAND INC.

                                   ARTICLE I

                                    OFFICES

      SECTION  1.  Registered   Office.   The  registered   office  of  the
Corporation in the Commonwealth of Kentucky shall be at Ashland Drive, City of Russell, Greenup County. The names of the registered agents located thereat shall be designated by the Board from time to time by a resolution adopted by a majority of the Board.
      SECTION 2. Other Offices. The Corporation may also have offices at other places either within or without the Commonwealth of Kentucky.


                                  ARTICLE II

                           MEETINGS OF SHAREHOLDERS

      SECTION 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation on the last Thursday of January, annually, at the hour of ten thirty a.m., or at such other place (within or without the Commonwealth of Kentucky), date and hour as shall be designated in the notice thereof.
      SECTION 2. Annual Meeting Business. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting). Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the shareholder in such business. No business shall be conducted at an annual meeting of shareholders except in accordance with this paragraph and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.
      SECTION 3. Special Meetings. A special meeting of the shareholders may be called by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board or the President, at such place (within or without the Commonwealth of Kentucky), date and hour as shall be designated in the notice thereof. The Secretary shall call a special meeting of the shareholders, to be held on such date as the Secretary shall determine, on the request in writing of the holders of shares of capital stock of the Corporation entitled to vote at such meeting which represent one-third or more of the total votes entitled to be cast at such meeting. Such request shall set forth: (i) the action proposed to be taken at such meeting and the reasons for the action; (ii) the name and address of each of such holders who intends to propose action be taken at such meeting; (iii) a representation that each is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose the action specified in the request; (iv) any material interest of any shareholder in such action; and (v) in the event that any proposed action consists of or includes a proposal to amend either the Second Restated Articles of Incorporation or the By-laws of the Corporation, the language of the proposed amendment. The Secretary may refuse to call a special meeting unless the request is made in compliance with the foregoing procedure.
      SECTION 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the date, time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 120 days or after the adjournment a new record date is fixed for the adjourned meeting.
      SECTION 5. Record of Shareholders. It shall be the duty of the officer or agent of the Corporation who shall have charge of its stock transfer books to prepare and make a complete record of the shareholders entitled to vote at any meeting of shareholders or adjournment thereof, arranged by voting group (and within each voting group by class or series), and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such record shall be produced at the time and place of the meeting and shall be open to the inspection of any shareholder entitled to vote at such meeting or any adjournment thereof during the whole time of such meeting or adjournment for the purposes thereof.
      SECTION 6. Quorum. At each meeting of the shareholders or adjournment thereof, except as otherwise expressly required by law, these By-laws or the Second Restated Articles of Incorporation, shareholders holding a majority of the shares of the Corporation issued and outstanding and entitled to be voted thereat shall be present in person or by proxy to constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
      SECTION 7. Organization. At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
      (a) the Chairman of the Board;
      (b) a Vice Chairman of the Board in order of rank of seniority in office;
      (c) the President; or
      (d) any other officer of the Corporation designated by the Board or the Executive Committee to act as chairman of such meeting and to preside thereat if the Chairman of the Board, each Vice Chairman of the Board and the President shall be absent from such meeting.
      The Secretary or, if he shall be absent from such meeting, the person (who shall be the Deputy Secretary or an Assistant Secretary of the Corporation, if one of such officers shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
      SECTION 8. Order of Business. The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.
      SECTION 9. Voting. Except as otherwise expressly required by law, these By-laws, or the Second Restated Articles of Incorporation, each shareholder entitled to vote shall, at each meeting of the shareholders, have one vote (except that at each election for directors each such shareholder shall have the right to cast as many votes in the aggregate as he shall be entitled to vote under the Second Restated Articles of Incorporation multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates), in person or by proxy, for each share of the Corporation held by him and registered in his name on the books of the Corporation:
      (a) on the date  fixed  pursuant  to the  provisions  of Section 6 of
Article VIII of these By-laws as the record date for the determination of shareholders who shall be entitled to receive notice of and to vote at such meeting, or
      (b) if no record date shall have been so fixed, then at the close of business on the day on which notice of such meeting shall be given.
      Shares of the Corporation's stock belonging to a majority-owned subsidiary of the Corporation shall not be counted in determining the total number of outstanding shares and shall neither be entitled to vote nor counted for quorum purposes. Any vote of shares of the Corporation may be given at any meeting of the shareholders by the shareholders entitled thereto in person or by proxy appointed by an instrument in writing by the shareholder or his duly authorized attorney-in-fact. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the Secretary.
      At all meetings of the shareholders each matter, except as otherwise expressly required by law, these By-laws or the Second Restated Articles of Incorporation, shall be approved if the votes cast in favor of such matter exceed the votes cast opposing such matter.
      Except as otherwise expressly required by law, the vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.


                                  ARTICLE III

                              BOARD OF DIRECTORS

      SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.
      SECTION 2. Number and Term of Office. Except as otherwise provided by law, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by a resolution adopted by a majority of the Board of Directors. So long as the Board of Directors shall consist of nine or more members, the directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into three classes, as nearly equal in number as possible. Each class shall be elected at the annual meeting of shareholders held in 1986 for terms which will expire as follows: one class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987; the second class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988; and the third class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989.
      At each annual meeting of shareholders  beginning in 1987, successors to the class of directors whose term then expires shall be elected to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors shall have been elected and qualified; provided, that the successor to a director whose term expires at such annual meeting because he was elected to fill a vacancy on the board may, if so specified by the Board of Directors, be elected to serve for a term expiring at the annual meeting of shareholders held in the first or second year following the year of his election and until his successor shall have been elected and qualified. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors in order to ensure that the three classes remain as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
      SECTION 3. Nomination.  Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
      SECTION 4. Election.  Except as otherwise  expressly  provided in the
Second  Restated  Articles  of  Incorporation,   at  each  meeting  of  the
shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.
      SECTION 5. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, any Vice Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
      Any or all directors may be removed at a meeting of the shareholders called expressly for that purpose (i) in the case of a removal of a director for cause, by a vote of the holders of a majority of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, or (ii) in the case of a removal of a director without cause, by a vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class. If less than all the directors are to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board or, if there be classes of directors, at an election of the class of directors of which he or she is a part. For purposes of this
Section 5, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. As used in these By-laws, "voting stock" shall mean shares of capital stock of the Corporation entitled to vote generally in the election of directors.
      Any vacancy occurring on the Board may be filled by a majority of the directors then in office, though less than a quorum, and the director elected to fill such vacancy shall hold office until the next annual meeting of shareholders at which directors are elected and until his successor is elected and qualified.
      SECTION 6. Meetings.

      (A) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.
      (B) Regular Meetings. Regular meetings of the Board shall be held at such dates, times and places as the Board shall from time to time determine.
      (C) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, any Vice Chairman of the Board, the President or upon the written request of a majority of the members of the whole Board filed with the Secretary. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board.
      (D) Place of Meeting. The Board may hold its meetings at such place or places within or without the Commonwealth of Kentucky as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waiver of notices thereof.
      (E) Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given.
      Notices of special meetings of the Board, or of any meeting of any committee of the Board which has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary to each director, or member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Such notice shall include the date, time and place of such meeting, but any such notice need not specify the business to be transacted at, or the purpose of, any such meeting. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by him in writing, whether before or after such meeting shall be held, or if he shall be present at such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
      (F) Quorum and Manner of Acting. A majority of the number of directors fixed by or in the manner provided in these By-laws or in the Second Restated Articles of Incorporation shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, these By-laws or the Second Restated Articles of Incorporation.
      (G) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board or committee.
      (H) Meeting by Telephone. Any meeting of the Board, or of any committee thereof may be conducted through the use of any means of communication by which all persons participating in the meeting can hear and speak to each other, and the directors' participation in such a meeting shall constitute presence in person at the meeting for all purposes.
      (I) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

      (a) the Chairman of the Board;
      (b) a Vice Chairman of the Board in order of rank of seniority in office; or
      (c) the President.
      SECTION 7. Compensation. The Board of Directors may fix such amount per annum and such fees to be paid by the Corporation to directors for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                                  COMMITTEES

      SECTION 1. Executive Committee.
      (A) Designation and Membership. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of the Chairman of the Board, each Vice Chairman of the Board, the President and such additional number of directors as the Board shall determine. Vacancies may be filled by the Board at any time and any member of the Executive Committee shall be subject to removal, with or without cause, at any time by resolution passed by a majority of the whole Board.
      (B) Functions and Powers. The Executive Committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not have the power or authority to approve amendments to the Second Restated Articles of Incorporation, adopt agreements of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all the property and assets of the Corporation, recommend to the shareholders the dissolution of the Corporation or the revocation of a dissolution, amend these By-laws or to take any other action which a committee is prohibited by law from taking.
      At each meeting of the Board the Executive Committee shall make a report of all action taken by it since its last report to the Board.
      (C) Meetings and Quorum. The Executive Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the members of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum. The Chairman of the Board shall preside at meetings thereof, and, in his absence, the Executive Committee may appoint any other member of the Executive Committee to preside.
      SECTION 2. Audit Committee.
      (A) The Board may by resolution passed by a majority of the whole Board designate an Audit Committee consisting of three or more directors. Vacancies may be filled by the Board at any time and any member of the Audit Committee shall be subject to removal, with or without cause, at any time by resolution passed by a majority of the whole Board.
      (B) The Audit Committee shall review with the independent public accountants for the Corporation the scope of their examination, receive copies of the reports of such accountants, meet with representatives of such accountants for the purpose of reviewing and considering questions relating to such accountants' examination and such reports, review, either directly or through such accountants, the internal accounting and auditing procedures of the Corporation, report the results of the foregoing to the Board and act upon such other matters as may be referred to it by the Board.
      At each meeting of the Board the Audit Committee shall make a report of all action taken by it since its last report to the Board.
      (C) Meetings and Quorum. The Audit Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the members of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee may appoint any member to preside at meetings thereof.
      SECTION 3. Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.


                                   ARTICLE V

                                   OFFICERS

      SECTION 1. Officers and Executive Officers of the Corporation. The officers of the Corporation shall be:
      (a) a Chairman of the Board;
      (b) one or more Vice Chairmen of the Board;
      (c) a President;
      (d)  one  or  more  Vice  Presidents,  one or  more  of  whom  may be designated  as  Executive  Vice  President,  one or  more  of  whom  may be designated as Senior Vice President, and one or more of whom may be designated as Administrative Vice President;
      (e) a Secretary and, as and when designated, a Deputy Secretary and one or more Assistant Secretaries;
      (f) a Treasurer and, as and when designated, a Deputy Treasurer and one or more Assistant Treasurers;
      (g) a Controller and, as and when designated, a Deputy Controller and one or more Assistant Controllers;
      (h) an Auditor and, as and when designated, one or more Assistant Auditors. The following officers are hereby designated the Executive Officers of the Corporation:
      Chairman of the Board;
      Vice Chairmen of the Board;
      President;
      Executive Vice Presidents;
      Senior Vice Presidents;
      Administrative Vice Presidents;
      Secretary;
      Treasurer;
      Controller;
      Auditor.
      SECTION 2. Election and Appointment and Term of Office. Each Executive Officer shall be elected by the Board at its annual meeting and hold office until the next annual meeting of the Board and until his successor is elected or until his earlier death, resignation or removal in the manner hereinafter provided.
      The Board may elect such other officers and designate such other Executive Officers as it deems necessary and such other officers shall have such authority and shall perform such duties as the Board may prescribe.
      The Chairman of the Board acting jointly with any Vice Chairman of the Board or the President, by written designation filed with the Secretary, may appoint all officers, other than Executive Officers, of the Corporation. Subject to the authority of the Board, the persons having authority to appoint an officer shall also have authority to fix the salary of such officer.
      If additional officers are elected by the Board during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected and until his successor is elected or appointed or until his earlier death, resignation or removal in the manner hereinafter provided.
      SECTION 3. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, any Vice Chairman of the Board, the President or the Secretary, and such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date.
      All officers and agents elected or appointed shall be subject to removal at any time by the Board with or without cause. All appointed officers may be removed at any time by the Chairman of the Board acting jointly with any Vice Chairman of the Board or the President, by written designation filed with the Secretary.
      A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.
      SECTION 4. Duties and Functions.
      (A) Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and the Board. He shall be Chief Executive Officer of the Corporation, shall be vested with executive control and management of the business and affairs of the Corporation and shall have the direction of all other officers, agents and employees. He shall perform all such other duties as are incident to the office or as may be properly required of him by the Board, subject in all matters to the control of the Board.
      (B) Vice Chairmen of the Board. The Vice Chairman of the Board with seniority of office, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board. Each Vice Chairman of the Board shall have such powers, authority and duties as may be  delegated  to him from time to time by the Board or the Chairman of the
Board.
      (C) The President. The President, in the absence of the Chairman of the Board and all the Vice Chairmen of the Board, shall preside at all meetings of the shareholders and the Board. He shall have such powers, authority and duties as may be delegated to him from time to time by the Board or the Chairman of the Board.
      (D) Executive Vice Presidents. The Executive Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (E) Senior Vice Presidents. The Senior Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (F)  Administrative   Vice  Presidents.   The   Administrative   Vice
Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (G) Vice Presidents. The Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (H) Secretary. The Secretary shall attend to the giving and serving of all notices required by law or these By-laws; shall be the custodian of the corporate seal and shall affix and attest the same to all papers requiring it; shall have responsibility for preparing minutes of the meetings of the Board and shareholders; and shall in general perform all the duties incident to the office of the Secretary, subject in all matters to the control of the Board.
      (I) Treasurer. The Treasurer shall have custody and control of the funds and securities of the Corporation and shall perform all such other duties as are incident to his office or that may be properly required of him by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (J) Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are currently and regularly made; shall have general supervision of the preparation of the Corporation's balance sheets, income accounts and other financial statements or records; and shall perform such other duties as shall, from time to time, be assigned to him by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President. These duties and powers shall extend to all subsidiary corporations and so far as the Board, the Chairman of the Board, any Vice Chairman of the Board or the President may deem practicable, to all affiliated corporations.
      (K) Auditor. The Auditor shall review the accounting, financial and related operations of the Corporation and shall be responsible for measuring the effectiveness of various controls established for the Corporation. His duties shall include, without limitation, the appraisal of procedures, verifying the extent of compliance with formal controls and the prevention and detection of fraud or dishonesty and such other duties as shall, from time to time, be assigned to him by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President. These duties and powers shall extend to all subsidiary corporations and so far as the Board, any Chairman of the Board, any Vice Chairman of the Board or the President may deem practicable, to all affiliated corporations.


                                  ARTICLE VI

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      SECTION 1. Borrowing Authority. The Chairman of the Board, any Vice Chairman of the Board, the President, the Senior Vice President supervising the law function, the Treasurer and any other officer, employee, or agent of the  Corporation  designated  by the  Board  (collectively,  "Designated
Officers") shall, subject to Section 3 and Section 7 hereof, have the power, acting jointly with any officer designated by the Board as the Chief
Financial   Officer  or  the  Treasurer   (collectively,   the   "Financial
Officers"), to authorize the establishment of borrowing facilities, the borrowing of money, the issuance of debt obligations, or the guaranteeing of debt obligations of others on behalf of the Corporation. Any individual acting as the approving Financial Officer may not act as one of the approving Designated Officers on the same authorization.
      SECTION 2. Delegation of Authority. Any Financial Officer of the Corporation acting jointly with any Designated Officer may delegate the authority to establish borrowing facilities or to borrow money or to issue debt obligations or to guarantee the debt obligations of others or any combination of the foregoing to any person(s) on behalf of the Corporation, provided each obligation to be incurred under each such authority does not
exceed  the   equivalent  of  Ten  Million   United  States  Dollars  (U.S.
$10,000,000).   Each  delegated  authority  may  not  be  redelegated.  Any individual acting as the approving Financial Officer may not act as one of the approving Designated Officers on the same authorization.
     SECTION 3. Limitation of Authority. The Finance Committee of the Board
of  Directors  shall,  subject to Section 7 and to the last  sentence  of this
Section 3, retain authority for and, in its sole discretion, shall authorize (a) any establishment of borrowing facilities, borrowing of money or issuance of debt obligations by the Corporation which exceeds the equivalent of Ten Million United States Dollars (U.S. $10,000,000) and which has a maturity of one year or more from the effective date of the issuance or borrowing and (b) any guarantee of any debt obligation of non-affiliated entities by the Corporation which guaranty is for an amount exceeding the equivalent of Ten Million United States Dollars (U.S. $10,000,000) and which underlying obligation has a maturity of one year or more from the effective date of the issuance or borrowing. The foregoing limitations shall not apply, however, to those borrowings, debt issuances, or guaranties of debt obligations made or delivered, under or in connection with a borrowing facility or program previously approved by the Board of Directors or the Finance Committee or to such types of transactions with or on behalf of affiliated entities.
     SECTION 4. Execution of Documents. The Designated Officers, the Financial Officers, and any other officer, employee or agent of the Corporation designated by the Board shall have power, acting alone, to execute and deliver, in the name and on behalf of the Corporation, (a) mortgages, bonds, debentures, notes, checks, drafts and other orders evidencing the borrowing or guaranteeing (when so authorized as provided in
Section 1, 2, 3 or 7) or payment of money and (b) deeds, leases, contracts and other agreements and documents. Each such named officer empowered to execute and deliver the aforesaid documents and any such other officer, employee or agent so designated by the Board pursuant to the first sentence of this Section 4 may delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
      SECTION 5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise with such banks or other financial institutions as may be designated by the Board, by any Designated Officer, by any Financial Officer, or by any other officer, employee or agent of the Corporation so designated by the Board. Each such named officer and any such other officer, employee or agent so authorized by the Board may delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
      SECTION 6. Proxies in Respect of Shares or Other Securities of Other Corporations. Any Designated Officer and any Financial Officer shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the
powers and rights which the Corporation may have as the holder of   shares
or other securities in any other corporation, (b) to vote or consent in respect of such shares or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise,  such written  proxies,  powers of attorney or other  instruments  as he may deem necessary or proper in order that the  Corporation may exercise such powers and rights.  Any  Designated
Officer and any Financial Officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.
         SECTION 7. Guaranty  Authority in Respect of the Oil Pollution Act
of 1990. Pursuant to the Oil Pollution Act of 1990, rules and regulations promulgated thereunder, including without limitation those at 33 C.F.R.
Part 138, or any amendments thereto, successor legislation, rules, or regulations, the Corporation, from time to time, may provide to agencies of the United States of America financial guaranties for entities who transport for the Corporation or any of its affiliates into the waters of the United States of America. Notwithstanding anything in these By-laws to the contrary, any person designated by the Board as a member of the "Core Group", the Controller, the Treasurer, and any other officer, employee, or agent designated by the Board (collectively, "Corporate Officers") shall have the power, acting jointly with the person designated as (a) the President of any operating division or subsidiary of the Corporation requesting the guaranty (the "Division"), (b) a Group Vice President of a Division, (c) an Administrative Vice President of the Division, or (d) a Vice President of
the  Division  (collectively,   "Divisional  Officers")  to  authorize  the
issuance of such guaranties. Any such guaranties may be approved as provided in this Section 7 for any amount and for any term. Any individual acting as the approving Corporate Officer may not act as an approving Divisional Officer with respect to the same transaction.

                                  ARTICLE VII

                               BOOKS AND RECORDS

      The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, the Board, the Executive Committee, the Audit Committee, and such other committees of the Board as the Board may by resolution designate and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each.


                                 ARTICLE VIII

                 SHARES AND THEIR TRANSFER; FIXING RECORD DATE

      SECTION 1. Certificates for Shares. Every owner of shares of the Corporation shall be entitled to have a certificate which shall set forth upon the face or back of such certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of shares authorized to be issued, and the variations in the relative rights and preferences between the shares of each series of any preferred or special class of shares, so far as the same have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series of such preferred or special classes of shares.
      Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the Commonwealth of Kentucky; the name of the person to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Such certificate shall otherwise be in such form as the Board shall prescribe.
      Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, any Vice Chairman of the Board, the President or a Vice President and by the Secretary, the Deputy Secretary or an Assistant Secretary of the Corporation and shall be sealed with the corporate seal or contain a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Where any such certificate is manually countersigned by a transfer agent or registrar (other than the Corporation itself or an employee of the Corporation), any of the other signatures on the certificate may be a facsimile.
      SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
      SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto duly authorized by written power of attorney duly executed and filed with the Secretary or with a transfer agent appointed as provided in Section 4 of this Article, and on the surrender  of the  certificate  or  certificates  for such shares  properly endorsed.
      SECTION 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.
      SECTION 5. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft or mutilation of the certificate therefor. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board, the Chairman of the Board, any Vice Chairman of the Board, the President or the Secretary may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.
      SECTION 6. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                  ARTICLE IX

                                     SEAL

      The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation.


                                   ARTICLE X

                                  FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of October in each year.

                                  ARTICLE XI

                                INDEMNIFICATION

      SECTION 1. Every person who is or was an officer or employee of the Corporation or of any other corporation or entity in which he served as a
director,   officer  or  employee   at  the  request  of  the   Corporation
(hereinafter collectively referred to as a "Covered Person"), shall be indemnified by the Corporation against any and all reasonable costs and expenses (including but not limited to attorney's fees) and any liabilities (including but not limited to judgments, fines, penalties and reasonable settlements) that may be paid by or imposed against him in connection with or resulting from any pending,  threatened or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or entity or otherwise), and whether, civil, criminal, administrative, investigative or legislative (including any appeal relating thereto), in which he may be involved, as a party or witness or otherwise, by reason of his being or having been an officer or employee of the Corporation or a director, officer or employee of such other corporation or entity, or by reasons of any action taken or not taken in such capacity, whether or not he continues to be such at the time such liability or expense shall have been paid or imposed, if the Covered
Person:
      (a) has been successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or
      (b) acted in good faith, in what he reasonably believed to be the best interests of the Corporation or such other corporation or entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article XI, the terms "expense" and "liability" shall include, but not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and reasonable amounts paid in settlement by, a Covered Person. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a Covered Person did not meet the standards of conduct set forth in paragraph (b) of this Section 1.
      SECTION 2. Indemnification under paragraph (b) of Section 1 shall be made unless it is determined by any of the following that the Covered Person has not met the standard of conduct set forth in paragraph (b) of
Section 1:
      (a) the Board, acting by a quorum consisting of directors who were not parties to (or who are determined to have been successful with respect
to) the claim, action, suit or proceeding;
      (b) a  committee  of the Board  established  pursuant to Section 3 of
Article IV of the By-laws consisting of directors who were not parties to (or who are determined to have been successful with respect to) the claim, action, suit or proceeding;
      (c) any officer or group of officers of the Corporation who, by resolution adopted by the Board, has been given authority to make such determinations;
      (d) either of the following selected by the Board if a disinterested committee of the Board (as described in paragraph (b) of this Section 2) cannot be obtained or by the person(s) designated in paragraphs (a), (b) or
(c) of this Section 2:
      (1) independent legal counsel (who may be the regular counsel of the Corporation) who has delivered to the Corporation a written determination; or
      (2) an arbitrator or a panel of arbitrators (which panel may include directors, officers, employees or agents of the Corporation) who has delivered to the Corporation a written determination.
      SECTION 3. Expenses incurred with respect to any claim,  action, suit or proceeding of the character described in Section 1 of this Article XI shall be advanced to a Covered Person by the Corporation prior to the final disposition thereof, but the Covered Person shall be obligated to repay such advances if it is ultimately determined that he is not entitled to indemnification. As a condition to advancing expenses hereunder, the Corporation may require the Covered Person to sign a written instrument acknowledging his obligation to repay any advances hereunder if it is ultimately determined he is not entitled to indemnity.
      Notwithstanding the preceding  paragraph,  the Corporation may refuse to advance expenses or may discontinue advancing expenses to a Covered Person if such advancement is determined by the Corporation, in its sole
and  exclusive  discretion,   not  to  be  in  the  best  interest  of  the
Corporation.
      SECTION 4. Notwithstanding anything in this Article XI to the contrary, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by such person or his personal or legal
representative,   or  which   involved  the   voluntary   solicitation   or
intervention of such person or his personal or legal representative (other than an action to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board).
      SECTION 5. The rights of indemnification provided in this Article XI shall be in addition to any other rights to which any Covered Person may otherwise be entitled to by contract, vote of shareholders or disinterested directors, other corporate action or otherwise; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

                                  ARTICLE XII

                                  AMENDMENTS

      Any By-law may be adopted, repealed, altered or amended by the Board at any regular or special meeting thereof. The shareholders of the Corporation shall have the power to amend, alter to repeal any By-law only to the extent and in the manner provided in the Second Restated Articles of Incorporation of the Corporation.